UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

ARTHROCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 Rialto Blvd., Building Two, Suite 100, Austin, TX 78735
(Address of principal executive offices, zip code)

(512) 391-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2007, the Board of Directors of ArthroCare Corporation (the “Company”) approved revised forms of its VP and Senior VP Continuity Agreements to include Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). In addition, the Board of Directors approved amendments to all existing VP and Senior VP Continuity Agreements to effect the inclusion of SARs and RSUs. All of the Company’s current vice presidents and senior vice presidents who are party to a VP or Senior VP Continuity Agreement, including each of the Company’s named executive officers party to a Senior VP Continuity Agreement, have executed the amendment.

The foregoing description of the revised forms of VP and Senior VP Continuity Agreements does not purport to be complete and is qualified in its entirety by reference to the VP and Senior VP Continuity Agreements, which are filed as Exhibits 10.61 and 10.62 attached hereto, respectively, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2007, the Board of Directors approved an amendment to the Company’s Bylaws in order to decrease the size of the Board from eight directors to seven directors, effective as of immediately following the election of directors at the Company’s 2007 Annual Meeting of Stockholders.

The foregoing description of the amendment to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment of Bylaws of ArthroCare Corporation, which is filed as Exhibit 3.4 attached hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2007
/s/ Michael Baker

Michael Baker
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.4	Certificate of Amendment of Bylaws of ArthroCare Corporation
10.61	Form of “Amended VP Continuity Agreement” between ArthroCare and its vice presidents
10.62	Form of “Amended Senior VP Continuity Agreement” between ArthroCare Corporation and its senior vice presidents